EXHIBIT 10.1

CONSENT AND AMENDMENT NO. 3

Dated as of April 13, 2012

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 24, 2009, as amended and restated as of February 2, 2011

THIS CONSENT AND AMENDMENT NO. 3 (this “Consent and Amendment”) is made as of April 13, 2012 (the “Effective Date”) by and among Inergy, L.P. (the “Borrower”), the financial institutions listed on the signature pages hereof (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among the Borrower, the lenders party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent consent to certain transactions and agree to certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to so consent and agree to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Consent and Amendment.

1. Consent and Limited Waiver.

(a) The Borrower has informed the Administrative Agent and the Lenders of its intent to (a) sell (i) up to 5,000,000 Common Units representing limited partner interests in NRGM and (ii) all of the assets or Capital Stock of US Salt, LLC pursuant to which US Salt, LLC will be released as a Subsidiary Guarantor under the Credit Agreement (such sales described in the foregoing clauses (i) and (ii) collectively, the “Asset Sale”) and (b) to repay a portion of its Senior Unsecured Notes pursuant to a tender offer for such notes or open market purchases of such notes (such repayment, the “Debt Repayment”) and funding the Debt Repayment with proceeds of Revolving Loans. The Borrower has requested the Administrative Agent and the Required Lenders to consent (the “Consent”) to and agree with the following in connection with such Asset Sale and such Debt Repayment: (i) notwithstanding anything contained in Section 6.03 of the Credit Agreement to the contrary, the Borrower may make such Asset Sale and (ii) notwithstanding anything contained in 6.13 of the Credit Agreement to the contrary, the Borrower may make the Debt Repayment in a principal amount not to exceed 50% of the dollar value of the total consideration received by the Borrower from the Asset Sale (net of any costs, fees and expenses directly incurred in connection with the Asset Sale) at any time during the twelve (12) month period immediately following the date of the Asset Sale and fund the Debt Repayment with the proceeds of Revolving Loans so long as at the time of and immediately after giving effect (including pro forma effect) to such Debt Repayment (x) no Default or Event of Default shall have occurred or be continuing and (y) the Senior Secured Leverage Ratio is less than 1.50 to 1.00. Effective as of Effective Date, the Administrative Agent and the Lenders hereby grant the Consent.

(b) The Administrative Agent and the Lenders hereby waive the Borrower’s compliance with Sections 6.12(a) and 6.12(c) of the Credit Agreement during the period commencing on March 31, 2012 and ending on the Effective Date.

2. Amendments to the Credit Agreement. Effective as of the Effective Date, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) Each of the definitions of “Aggregate Revolving Commitment” and “General Partnership Commitment” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the reference “Amendment No. 1 Effective Date” appearing therein and to replace such reference with “Amendment No. 3 Effective Date”, (ii) delete the phrase “Seven Hundred” appearing therein and to replace such phrase with the phrase “Five Hundred Fifty” and (iii) delete the amount “$700,000,000” appearing therein and to replace such amount with the amount “$550,000,000”.

(b) The definition of “Commitment” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference “Amendment No. 1 Effective Date” appearing therein and to replace such reference with “Amendment No. 3 Effective Date”.

(c) Section 1.01 of the Credit Agreement is amended to add the following definitions thereto and, where applicable, to replace the corresponding previously existing definitions

“Amendment No. 3 Effective Date” means April 13, 2012.

“Required Interest Coverage Ratio” means (i) 2.25 to 1.00 for each fiscal quarter ending March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 and (ii) 2.50 to 1.00 for the fiscal quarter ending March 31, 2013 and each subsequent fiscal quarter.

“Required Total Leverage Ratio” means (i) 6.00 to 1.00 for each fiscal quarter ending March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 (provided that, for any such fiscal quarter ending on or after the date of the consummation of the US Salt Sale by the Borrower but prior to March 31, 2013, the Required Leverage Ratio shall be 5.75 to 1.00) and (ii) 5.50 to 1.00 for the fiscal quarter ending March 31, 2013 and each subsequent fiscal quarter.

“US Salt Sale” means the Borrower’s sale of all of the assets or Capital Stock of US Salt, LLC as described in and permitted by the Consent and Amendment No. 3 to Amended and Restated Credit Agreement dated as of the Amendment No. 3 Effective Date by and among the Borrower, the Lenders party thereto and the Administrative Agent.

(d) Clause (b) of Section 6.12 of the Credit Agreement is amended to delete the ratio “3.50 to 1.00” appearing therein and to replace such ratio with the ratio “2.75 to 1.00”.

(e) Clause (c) of Section 6.12 of the Credit Agreement is amended to delete the phrase “(i) in the case of any fiscal quarter ending at any time during the Designated Period, 2.25 to 1.00 and (ii) in the case of any other fiscal quarter, 2.50 to 1.0” appearing therein and to replace such phrase with the phrase “the Required Interest Coverage Ratio”.

(f) Schedule 2.01 to the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

(g) The Lenders hereby authorize the Administrative Agent to release US Salt, LLC (the “Released Guarantor”) from its obligations under the Subsidiary Guaranty and to release any Lien granted to or held by the Administrative Agent upon any Collateral in respect of the Released Guarantor.

3. Conditions of Effectiveness. The effectiveness of this Consent and Amendment is subject to the conditions precedent that:

(a) The Administrative Agent shall have received counterparts of this Consent and Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

(b) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees and expenses of counsel for the Administrative Agent) required to be reimbursed or paid by the Borrower in connection with this Consent and Amendment.

4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Consent and Amendment and the Credit Agreement as modified hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b) The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

5. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Credit Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each Credit Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Consent and Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Credit Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) Upon the effectiveness hereof, this Amendment shall be a Loan Document for all purposes.

6. Governing Law. This Consent and Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose.

8. Counterparts. This Consent and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Consent and Amendment has been duly executed as of the day and year first above written.

INERGY, L.P., as the Borrower By: INERGY GP, LLC, its managing general partner
By	/s/ R. Brooks Sherman, Jr.
Name: R. Brooks Sherman, Jr.
Title: Executive Vice President & CFO

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent
By:	/s/ Kenneth J. Fatur
Name: Kenneth J. Fatur
Title: Managing Director

SCHEDULE 2.01

COMMITMENTS

LENDER	GENERAL PARTNERSHIP COMMITMENT	WORKING CAPITAL COMMITMENT	AGGREGATE REVOLVING COMMITMENT
JPMORGAN CHASE BANK, N.A.	$43,214,285.71	$0	$43,214,285.71
BANK OF AMERICA, N.A.	$39,285,714.29	$0	$39,285,714.29
WELLS FARGO BANK, N.A.	$39,285,714.29	$0	$39,285,714.29
BARCLAYS BANK PLC	$31,428,571.43	$0	$31,428,571.43
CREDIT SUISSE, CAYMAN ISLANDS BRANCH	$31,428,571.43	$0	$31,428,571.43
MORGAN STANLEY BANK, N.A.	$31,428,571.43	$0	$31,428,571.43
SUNTRUST BANK	$31,428,571.43	$0	$31,428,571.43
CITIBANK, N.A.	$31,428,571.43	$0	$31,428,571.43
FIFTH THIRD BANK	$23,571,428.57	$0	$23,571,428.57
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$23,571,428.57	$0	$23,571,428.57
COMERICA BANK	$23,571,428.57	$0	$23,571,428.57
ROYAL BANK OF CANADA	$23,571,428.57	$0	$23,571,428.57
ROYAL BANK OF SCOTLAND PLC	$23,571,428.57	$0	$23,571,428.57
PNC BANK, NATIONAL ASSOCIATION	$23,571,428.57	$0	$23,571,428.57
BOKF, NA	$23,571,428.57	$0	$23,571,428.57
RAYMOND JAMES BANK, FSB	$19,642,857.14	$0	$19,642,857.14
BRANCH BANKING & TRUST COMPANY	$19,642,857.14	$0	$19,642,857.14
THE PRIVATEBANK AND TRUST COMPANY	$19,642,857.14	$0	$19,642,857.14
U.S. BANK NATIONAL ASSOCIATION	$19,642,857.14	$0	$19,642,857.14
BANK MIDWEST, N.A.	$15,714,285.71	$0	$15,714,285.71
COMMERCE BANK	$11,785,714.29	$0	$11,785,714.29

TOTAL	$550,000,000	$0	$550,000.000